                           PROTECTIVE LIFE CORPORATION

                                       to

                        THE BANK OF NEW YORK, as Trustee


                         _______________________________


                          SUPPLEMENTAL INDENTURE No. 1

                            Dated as of July 1, 1994


                         _______________________________





                       7.95% Senior Notes Due July 1, 2004
                                   $75,000,000

                           PROTECTIVE LIFE CORPORATION


                          SUPPLEMENTAL INDENTURE No. 1

                                   $75,000,000
                          7.95% Notes Due July 1, 2004


          SUPPLEMENTAL INDENTURE No. 1, dated as of July 1, 1994, from PROTECTIVE LIFE CORPORATION, a Delaware corporation (the "Company"), to THE BANK OF NEW YORK, a New York banking corporation, as trustee (the "Trustee").


                                    RECITALS


          The Company has heretofore executed and delivered to the Trustee a Senior Indenture, dated as of June 1, 1994 (the "Indenture"), providing for the issuance from time to time of series of the Company's Securities.

          Section 3.1 of the Indenture provides for various matters with respect to any series of Securities issued under the Indenture to be established in an indenture supplemental to the Indenture.

          Section 8.1(7) of the Indenture provides for the Company and the Trustee to enter into an indenture supplemental to the Indenture to establish the form or terms of Securities of any series as provided by Sections 2.1 and
3.1 of the Indenture.

          For and in consideration of the premises and the issuance of the series of Securities provided for herein, it is mutually covenanted and agreed as follows for the equal and ratable benefit of the Holders of the Securities of such series:


                                    ARTICLE 1

                       Relation to Indenture; Definitions

          Section 1.1. This Supplemental Indenture No. 1 constitutes an integral part of the Indenture.

          Section 1.2.  For all purposes of this Supplemental Indenture No. 1:

          (1) Capitalized terms used herein without definition shall have the meanings specified in the Indenture;

          (2) All references herein to Articles and Sections, unless otherwise specified, refer to the corresponding Articles and Sections of this Supplemental Indenture No. 1; and

          (3) The terms "herein", "hereof", "hereunder" and other words of similar import refer to this Supplemental Indenture No. 1.


                                    ARTICLE 2

                           The Series of Senior Notes

          Section 2.1. TITLE OF THE SECURITIES. There shall be a series of Securities designated the "7.95% Senior Notes Due July 1, 2004" (the "Senior Notes").

          Section 2.2. LIMITATION ON AGGREGATE PRINCIPAL AMOUNT; DATE OF SENIOR NOTES. The aggregate principal amount of the Senior Notes shall be limited to $75,000,000. Each Senior Note shall be dated the date of its authentication.

          Section 2.3. PRINCIPAL PAYMENT DATES. The principal on the Senior Notes Outstanding (together with any accrued and unpaid interest thereon) shall be payable in a single installment on July 1, 2004.

          Section 2.4. INTEREST AND INTEREST RATES. The rate of interest on each Senior Note shall be 7.95% per annum, accruing from July 1, 1994 or from the most recent Interest Payment Date to which interest on such Senior Note has been paid or duly provided for. Interest shall be payable on each Senior Note semiannually on January 1 and July 1 of each year (each an "Interest Payment Date"), commencing on January 1, 1995. The interest so payable on any Senior Note which is punctually paid or duly provided for on any Interest Payment Date shall be paid to the Person in whose name such Senior Note is registered at the close of business on the December 15 or June 15, as the case may be, preceding such January 1 or July 1 (each a "Regular Record Date"). The interest so payable on any Senior Note which is not punctually paid or duly provided for on any Interest Payment Date shall forthwith cease to be payable to the Person in whose name such Senior Note is registered on the relevant Regular Record Date, and such defaulted interest shall instead be payable to the Person in whose name such Senior Note is registered on the special record date or other specified date determined in accordance with the Indenture.

          Section 2.5. PLACE OF PAYMENT. The Place of Payment where the Senior Notes may be presented or surrendered for payment, where the Senior Notes may be surrendered for registration of transfer or exchange and where notices and demands to and upon the Company in respect of the Senior Notes and the Indenture may be served shall be in the Borough of Manhattan, The City of New York, New York, and the office or agency maintained by the Company for such purpose shall initially be the Corporate Trust Office of the Trustee.

          Section 2.6. REDEMPTION. The Senior Notes shall not be subject to redemption at the option of the Company at any time prior to their Stated Maturity, and the Company shall have no obligation to redeem or purchase the Senior Notes pursuant to any sinking fund or analogous provisions or upon the happening of any specified event or at the option of any Holder of the Senior Notes.

          Section 2.7 ADDITIONAL COVENANTS. For the benefit of the Holders from time to time of the Senior Notes, and in addition to the covenants set forth in Article 9 of the Indenture, the Company further covenants and agrees as follows:

          a. LIMITATIONS ON DISPOSITION OF CAPITAL STOCK OF RESTRICTED SUBSIDIARIES. The Company will not, and will not permit any Restricted Subsidiary to, sell, assign, transfer or otherwise dispose of any shares of the capital stock of any Restricted Subsidiary unless the entire capital stock of such Restricted Subsidiary at the time owned by the Company and its Restricted Subsidiaries shall be disposed of at the same time for a consideration consisting of cash or other property which the Board of Directors has determined to be at least equal to the fair value thereof. Notwithstanding the foregoing provision, (i) the Company shall be permitted to sell, assign, transfer or otherwise dispose of shares of the capital stock of a Restricted Subsidiary (a) to any director (or any individual nominated to become a director) of such Restricted Subsidiary but only to the extent ownership of such shares is required as directors' qualifying shares for such director or individual and (b) to any Subsidiary; and (ii) any Restricted Subsidiary shall be permitted to sell, assign, transfer or otherwise dispose of shares of its capital stock or the capital stock of any other Restricted Subsidiary
     (a) to any director (or any individual nominated to become a director) of such Restricted Subsidiary but only to the extent ownership of such shares is required as directors' qualifying shares for such director or individual, or (b) to the Company or any Subsidiary.

          b. LIMITATIONS UPON CREATION OF LIENS ON CAPITAL STOCK OF RESTRICTED SUBSIDIARIES. The Company will not, and will not permit any Restricted Subsidiary to, at any time directly or indirectly, issue, assume, guarantee or permit to exist any indebtedness secured by a Lien on the capital stock of any Restricted Subsidiary without making effective provision whereby the Senior Notes then outstanding (and if the Company so elects, any other indebtedness ranking on a parity with the Senior Notes) shall be equally and ratably secured with such indebtedness as to such property so long as such other indebtedness shall be so secured; provided, however, that the covenant set forth in this Section 2.7(b) will not be applicable to Liens
     (i) on the shares of stock of a subsidiary of a Person that is merged with or into the Company or a Subsidiary securing debt of such Person, which debt was outstanding prior to such merger, but only if such pledge and debt were not incurred in anticipation of such merger, (ii) in favor of the Company securing debt of a Restricted Subsidiary owed to the Company,
     (iii) for taxes or assessments or governmental charges or levies not then due and delinquent or the validity of which are being contested in good faith or which are less than $5,000,000, or (iv) created by or resulting from any litigation or legal proceeding being contested in good faith or involving claims of less than $5,000,000.

          If the Company shall hereafter be required to secure the Senior Notes equally and ratably with any other indebtedness pursuant to this Section 2.7(b),

     (i) the Company will promptly deliver to the Trustee an Officers' Certificate stating that the foregoing covenant has been complied with and an Opinion of Counsel stating that in the opinion of such counsel the foregoing covenant has been complied with and that any instruments executed by the Company or any Restricted Subsidiary in the performance of the foregoing covenant comply with the requirements of the foregoing covenant and (ii) the Trustee is hereby authorized to enter into an indenture or agreement supplemental hereto and to take such action, if any, as it may deem advisable to enable it to enforce the rights of the Holders of the Senior Notes.

          For purposes of this Section 2.7, "Restricted Subsidiary" shall mean any Subsidiary of the Company with assets greater than or equal to 20% of all assets of the Company and its Subsidiaries, computed and consolidated in accordance with generally accepted accounting principles.

          For purposes of this Section 2.7, "Lien" shall mean any mortgage, pledge, lien, charge, security interest, conditional sale or other title retention agreement or other encumbrance of any nature whatsoever.

          Section 2.8 MODIFICATION OF EVENTS OF DEFAULT. For the benefit of the Holders from time to time of the Senior Notes, clause 4 of Section 5.1 of the Indenture is hereby modified by deleting such clause 4 in its entirety and replacing it with the following:

          "(4) a default under any mortgage, agreement, indenture or instrument under which there may be issued, or by which there may be secured, guaranteed or evidenced any Debt of the Company (including this Indenture) whether such Debt now exists or shall hereafter be created, in an aggregate principal amount then outstanding of $15,000,000 or more, which default (a) shall constitute a failure to pay any portion of the principal of such Debt when due and payable or (b) shall result in such Debt becoming or being declared due and payable prior to the date on which it would otherwise become due and payable, and such acceleration shall not be rescinded or annulled, or such Debt shall not be paid in full, within a period of 30 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Outstanding Securities of that series a written notice specifying such event of default and requiring the Company to cause such acceleration to be rescinded or annulled or to pay in full such Debt and stating that such notice is a "Notice of Default" hereunder; (it being understood however, that the Trustee shall not be deemed to have knowledge of such default under such agreement or instrument unless either (A) a Responsible Officer of the Trustee shall have actual knowledge of such default or (B) a Responsible Officer of the Trustee shall have received written notice thereof from the Company, from any Holder, from the holder of any such indebtedness or from the trustee under any such agreement or other instrument); PROVIDED, HOWEVER, that if such default under such mortgage, agreement, indenture or instrument is remedied or cured by the Company or waived by the holders of such indebtedness, then the Event of Default hereunder by reason thereof shall be deemed likewise to have been thereupon remedied, cured or waived without further action upon the part of either the Trustee or any of such Holders; PROVIDED, FURTHER, that the foregoing shall not apply to any secured Debt under which the obligee has recourse (exclusive of recourse for ancillary matters such as environmental indemnities, misapplication of funds, costs of enforcement and the like) only to the collateral pledged for repayment so long as the fair market value of such collateral does not exceed 2% of Total Assets at the time of the default;"

          Section 2.9. DENOMINATION. The Senior Notes shall be issuable in denominations of $1,000 and integral multiples thereof.

          Section 2.10. CURRENCY. Principal and interest on the Senior Notes shall be payable in Dollars.

          Section 2.11. REGISTERED SECURITIES IN GLOBAL FORM. (a) The Senior Notes will be issued in the form of one or more fully registered global securities, representing the aggregate principal amount of the Senior Notes, that will be deposited with, or on behalf of, The Depository Trust Company ("DTC"), and registered in the name of Cede & Co., the nominee of DTC.

       (b) Except as provided in Section 3.5 of the Indenture, beneficial owners of interests in the Senior

Notes may not exchange such interests for certificated Senior Notes.

       (c) In addition to the legend specified in Section 2.4 of the Indenture, the certificate evidencing the Senior Notes shall bear the following legend:

               UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.


          Section 2.12. FORM OF NOTES. The Senior Notes shall be substantially in the form attached as Exhibit A hereto.

          Section 2.13. DEFEASANCE AND COVENANT DEFEASANCE. The provisions of Sections 4.4 and 4.5 of the Indenture shall apply to the Senior Notes.

          Section 2.14. REGISTRAR AND PAYING AGENT. The Trustee shall initially serve as Registrar and Paying Agent.


                                    ARTICLE 3

                            Miscellaneous Provisions

          Section 3.1. The Indenture, as supplemented and amended by this Supplemental Indenture No. 1, is in all respects hereby adopted, ratified and confirmed.

          Section 3.2. This Supplemental Indenture No. 1 may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

          SECTION 3.3. THIS SUPPLEMENTAL INDENTURE NO. 1 AND EACH SENIOR NOTE SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

          IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture No. 1 to be duly executed, as of the day and year first written above.


                                        PROTECTIVE LIFE CORPORATION



                                        By: /s/ John D. Johns
                                            ---------------------------------
                                            Name: John D. Johns
                                            Title: Executive Vice President
                                                   and Chief Financial Officer


                                        By: /s/ Jerry W. DeFoor
                                            --------------------------------
                                            Name: Jerry W. DeFoor
                                            Title: Vice President, Controller
                                                   and Chief Accounting Officer


[Seal]



Attest: /s/ John K. Wright
        ------------------------
        Name: John K. Wright
        Title: Secretary


                                        THE BANK OF NEW YORK,
                                                  Trustee



                                        By: /s/ Robert F. McIntyre
                                            --------------------------------
                                            Name: Robert F. McIntyre
                                            Title: Assistant Vice President


[Seal]



Attest: /s/ Marie E. Trimboli
        ------------------------
        Name: Marie E. Trimboli
        Title: Assistant Treasurer

                                                                    EXHIBIT A TO
                                                    SUPPLEMENTAL INDENTURE NO. 1



                          [FORM OF FACE OF SENIOR NOTE]

          UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

          THIS SENIOR NOTE IS IN GLOBAL FORM WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF DTC OR A NOMINEE OF DTC. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SENIOR NOTES IN CERTIFICATED FORM IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, THIS SENIOR NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY DTC TO A NOMINEE OF DTC OR BY A NOMINEE OF DTC OR ANOTHER NOMINEE OF DTC OR BY DTC OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY.


                           PROTECTIVE LIFE CORPORATION
                       7.95% Senior Note Due July 1, 2004

No. 1                                                                $75,000,000
                                                               CUSIP 743 674 AA1



          Protective Life Corporation, a corporation duly organized and existing under the laws of the State of Delaware (herein called the "Company", which term includes any successor corporation under the Indenture (as defined on the reverse hereof)), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of $75,000,000 Dollars on July 1, 2004, and to pay interest thereon from July 1, 1994, or from the most recent Interest Payment Date to which interest has been paid or duly provided for. Interest shall be payable on this Senior Note semiannually on January 1 and July 1 of each year (each an

"Interest Payment Date"), commencing on January 1, 1995 at the rate of 7.95% per annum, until the principal hereof is paid or made available for payment; PROVIDED that any such installment of interest, which is overdue shall bear interest at the rate of 7.95% per annum (to the extent that the payment of such interest shall be legally enforceable) from the dates such amounts are due until they are paid or made available for payment, and such interest shall be payable on demand. The amount of interest payable on any Interest Payment Date shall be computed on the basis of twelve 30-day months and a 360-day year and, for any period that is shorter than a full calendar month, will be calculated on the basis of the actual number of days elapsed in such period. In the event that any date on which interest is payable on this Senior Note is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect to any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date. The interest so payable on any Interest Payment Date which is punctually paid or duly provided for on any Interest Payment Date will, as provided in the Indenture referred to on the reverse hereof, be paid to the Person in whose name this Senior Note is registered at the close of business on the Regular Record Date for such Interest Payment Date, which shall be the December 15 or June 15, as the case may be, preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Person in whose name this Senior Note is registered on the relevant Regular Record Date, and such defaulted interest shall instead be payable to the person in whose name this Senior Note is registered on the Special Record Date or other specified date determined in accordance with the Indenture and Supplemental Indenture No. 1, referred to on the reverse hereof.

          Payment of the principal of and interest on this Senior Note will be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York (which shall initially be the Corporate Trust Office of the Trustee), in same day funds by wire transfer to an account maintained by the Person entitled thereto as specified in the Register of Holders of the Senior Notes, in such coin or currency of the United

States of America as at the time of payment is legal tender for payment of public and private debts.

          Reference is hereby made to the further provisions of this Senior Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

          Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Senior Note shall not be entitled to any benefit under the Indenture and Supplemental Indenture No. 1 referred to on the reverse hereof or be valid or obligatory for any purpose.

          IN WITNESS WHEREOF, Protective Life Corporation has caused this instrument to be executed under its corporate seal.



Dated:

[Corporate Seal]                        PROTECTIVE LIFE CORPORATION



                                        By:___________________________


                                        By:___________________________




          This is one of the Securities of the series described in the within-mentioned Indenture.


Dated:                                       THE BANK OF NEW YORK,
                                                as Trustee


                                        BY____________________________
                                          Authorized Signatory

                        [FORM OF REVERSE OF SENIOR NOTE]


          This Senior Note is one of a duly authorized issue of securities of the Company (herein called the "Securities"), issued and to be issued in one or more series under a Senior Indenture, dated as of June 1, 1994 (herein, together with all indentures supplemental thereto, including Supplemental Indenture No. 1, dated as of July 1, 1994, called the "Indenture"), from the Company to The Bank of New York, (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof, limited in aggregate principal amount to $75,000,000, and is issued pursuant to Supplemental Indenture No. 1, dated as of July 1, 1994, from the Company to the Trustee, relating to the Securities of this series (herein called "Supplemental Indenture No. 1").

          The Securities of this series shall not be subject to redemption at the option of the Company at any time and the Company shall have no obligation to redeem or purchase the Securities pursuant to any sinking fund.

          The Indenture contains provisions for defeasance at any time of the indebtedness on this Security or of certain restrictive covenants and Events of Default with respect to this Security, in each case upon compliance by the Company with certain conditions set forth therein, which provisions apply to this Security.

          If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

          The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of at least a majority in aggregate principal amount of the Securities at the time outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

          No reference herein to the Indenture or to Supplemental Indenture No. 1 and no provision of this Security or of the Indenture or of Supplemental Indenture No. 1 shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, and interest on, this Security at the times, place and rate, and in the coin or currency, herein prescribed.

          As provided in the Indenture and subject to certain limitations as set forth therein and in Supplemental Indenture No. 1, the transfer of this Security is registrable on the Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company, the Trustee and the Registrar duly executed by the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

          The Securities of this series are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof.
As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series of a like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

          No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

          Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the person in whose name this Security is registered as the owner hereof for all purposes, whether or not the Security be overdue, and neither the Company, the Trustee nor any such agent of the Company or the Trustee shall be affected by notice to the contrary.

          THIS SECURITY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

          All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.



                         _______________________________


                                        3